Exhibit 99.1

Contacts:	Daniel J. Kohl, President/CEO
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580

PSA HealthCare Announces

Fourth Quarter Results for Fiscal Year 2006

Norcross, GA. — (BUSINESS WIRE) — December 12, 2006 . . . PSA HealthCare (Nasdaq: PSAI) announced today financial results for fiscal year 2006.

Highlights of PSA’s results for the fourth quarter and year ended September 30, 2006 include:

•	Three sequential quarters of staffing over 800,000 nursing hours;

•	Continued strong cash collections;

•	Year over year revenue growth of approximately 5%.

For the fourth quarter of fiscal 2006, net revenue from continuing operations increased $1,568,000 to $31,896,000 as compared to $30,328,000 in the third quarter of fiscal year 2006. Net loss from continuing operations was $2,458,000 in the fourth quarter of fiscal year 2006 as compared to a net loss from continuing operations of $530,000 in the third quarter of fiscal year 2006. Net loss was $1,279,000 in the fourth quarter of fiscal year 2006 as compared to net income of $624,000 for the third quarter of fiscal year 2006. Basic and diluted net loss per share was $0.17 in the fourth quarter as compared to net income per share of $0.08 in the third quarter of fiscal year 2006. In the fourth quarter, the Company established an allowance of $2,431,000 on the full value of the insurance recoveries receivable from its former worker’s compensation insurance carrier whose financial condition significantly deteriorated during the quarter.

For the year ended September 30, 2006 net revenue from continuing operations increased $5,214,000 to $119,360,000 as compared to $114,146,000 in the year ended September 30, 2005. Net loss from continuing operations was $6,196,000 in the year ended September 30, 2006 as compared to a net loss of $5,580,000 for the year ended September 30, 2005. Continuing operations net loss per share was $0.84 in the year ended September 30, 2006 as compared to a net loss per share of $0.77 in the year ended September 30, 2005. Basic and diluted net income per share was $3.25 for the year ended September 30, 2006 which included $3.33 for the gain on the sale of discontinued operations as compared to net income per share of $0.79 for the year ended September 30, 2005.

“We are now solely focused on leveraging our core competency in pediatric nursing via our PDN and PPEC operations,” said Daniel J. Kohl, President and CEO of PSA HealthCare. Our fiscal 2006 was highlighted by the monetization of the Pharmacy segment’s assets and subsequent monetization of the RTES segment’s assets in the first quarter of fiscal 2007 for total consideration of $107.4 million. These transactions have enabled us to build a cash balance in excess of $70 million to utilize as growth capital for acquisitions and start-up activities. Additionally, our focused business model greatly aided our ability to achieve a full-year record of 3.3 million nursing hours staffed.”

Conference Call

A conference call to discuss these results has been scheduled for Tuesday, December 12, 2006 at 11:00 a.m. ET. The dial-in number for all Participants is 800-374-1702. Note: To join the Q&A session, please press the asterisk followed by 1. If you are unable to listen to the live broadcast, replays of the conference call will be available until December 26, 2006 by dialing 800-642-1687. To connect with the replay of the conference call, please refer to the PSA HealthCare Earnings Call, Passcode: 3807069 #.

PSA provides comprehensive pediatric home health care services through a network of over 54 branch offices in 18 states, including satellite offices and branch office start-ups. Through these offices, PSA provides a combination of services, including pediatric private duty nursing (PDN), and pediatric day treatment centers (PPECs). Additional information on PSA may be found on the Company’s website at http://www.psahealthcare.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of PSA Healthcare (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “will,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “confident,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s anticipated uses of the proceeds from the sale of its Pharmacy and RTES Businesses, the integration of the Melmedica acquisition, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PSA HEALTHCARE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

		Twelve Months Ended
		September 30, 2006		September 30, 2005
Net revenue		$119,360		$114,146
Costs and expenses:
Costs of goods and services (exclusive of depreciation shown separately below)		72,560		68,195
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits		19,927		19,537
Business insurance		4,766		4,165
Overhead		7,571		6,983

Other operating costs and expenses		32,264		30,685
Corporate, general and administrative
Salaries, wages and benefits		14,211		14,128
Business insurance		255		208
Professional services		3,816		4,476
Overhead		2,781		2,880

Corporate, general and administrative		21,063		21,692
Provision for doubtful accounts		126		679
Provision for insurance recoveries		2,431		—
Depreciation and amortization		1,032		997

Total costs and expenses		129,476		122,248

Operating loss		(10,116)		(8,102)
Interest income		2,248		212
Interest expense		(564)		(2,481)
Loss on early extinguishment of debt		(837)		—
Other income		54		65

Loss from continuing operations before income tax benefit		(9,215)		(10,306)
Income tax benefit		(3,019)		(4,726)

Loss from continuing operations		(6,196)		(5,580)
Discontinued operations:
Income from discontinued operations before income tax expense	9,194		18,320
Income tax expense	3,591		7,074

Income from discontinued operations		5,603		11,246

Gain on disposal of discontinued operations before income tax expense	40,562		—
Income tax expense	15,844		—

Gain on disposal of discontinued operations		24,718		—

Net income		$24,125		$5,666

Income per share data:
Basic net income per share data:
Loss from continuing operations		$(0.84)		$(0.77)
Income from discontinued operations		0.76		1.56
Gain on disposal of discontinued operations		3.33		—

Net income		$3.25		$0.79

Diluted net income per share data:
Loss from continuing operations		$(0.84)		$(0.77)
Income from discontinued operations		0.76		1.56
Gain on disposal of discontinued operations		3.33		—

Net income		$3.25		$0.79

Weighted average shares outstanding:
Basic		7,413		7,203

Diluted		7,413		7,203

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	September 30, 2006	September 30, 2005
Cash and cash equivalents	$48,848	$19,036
Accounts receivable, less allowance for doubtful accounts	17,705	14,941
Total stockholders’ equity	101,432	73,569

PSA HEALTHCARE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

		Three Months Ended
		September 30, 2006		June 30, 2006
Net revenue		$31,896		$30,328
Costs and expenses:
Costs of goods and services (exclusive of depreciation shown separately below)		19,743		18,395
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits		5,057		5,159
Business insurance		945		1,217
Overhead		1,991		1,881

Other operating costs and expenses		7,993		8,257
Corporate, general and administrative
Salaries, wages and benefits		3,616		3,516
Business insurance		64		68
Professional services		1,094		784
Overhead		641		746

Corporate, general and administrative		5,415		5,114
Provision for doubtful accounts		64		(3)
Provision for insurance recoveries		2,431		—
Depreciation and amortization		286		258

Total costs and expenses		35,932		32,021

Operating loss		(4,036)		(1,693)
Other income		—		46
Interest income		581		656

Loss from continuing operations before income tax benefit		(3,455)		(991)
Income tax benefit		(997)		(461)

Loss from continuing operations		(2,458)		(530)
Discontinued operations:
Income from discontinued operations before income tax expense	1,815		1,905
Income tax expense	699		747

Income from discontinued operations		1,116		1,158

Gain on disposal of discontinued operations before income tax (benefit) expense			—
Income tax (benefit) expense	(63)		4

Gain on disposal of discontinued operations		63		(4)

Net income		$(1,279)		$624

Income per share data:
Basic net income per share data:
Loss from continuing operations		$(0.33)		$(0.07)
Income from discontinued operations		0.15		0.15
Gain on disposal of discontinued operations		0.01		(0.00)

Net income		$(0.17)		$0.08

Diluted net income per share data:
Loss from continuing operations		$(0.33)		$(0.07)
Income from discontinued operations		0.15		0.15
Gain on disposal of discontinued operations		0.01		(0.00)

Net income		$(0.17)		$0.08

Weighted average shares outstanding:
Basic		7,521		7,492

Diluted		7,521		7,492

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	September 30, 2006	June 30, 2006
Cash and cash equivalents	$48,848	$53,116
Accounts receivable, less allowance for doubtful accounts	17,705	16,804
Total stockholders’ equity	101,432	102,264

	Nursing	PPEC	Consolidated Total
Twelve Months Ended September 30, 2006
Net revenue	$108,406	$10,954	$119,360

Costs of goods and services (exclusive of depreciation shown separately below)
Nursing and therapist salaries, wages, benefits and supplies	71,908	563	72,471
Disposables/Supplies	49	40	89

Total cost of goods and services	71,957	603	72,560
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	14,037	5,890	19,927
Business Insurance	4,375	391	4,766
Overhead	5,756	1,815	7,571

Total operating costs and expenses	24,168	8,096	32,264
Provision for doubtful accounts	151	(25)	126
Depreciation	178	202	380

Branch office contribution margin	$11,952	$2,078	$14,030

Twelve Months Ended September 30, 2005

Net revenue	$103,529	$10,617	$114,146

Costs of goods and services (exclusive of depreciation shown separately below)
Nursing and therapist salaries, wages, benefits and supplies	67,544	576	68,120
Disposables/Supplies	43	32	75

Total cost of goods and services	67,587	608	68,195
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	13,812	5,725	19,537
Business Insurance	3,801	364	4,165
Overhead	5,355	1,628	6,983

Total operating costs and expenses	22,968	7,717	30,685
Provision for doubtful accounts	704	(25)	679
Depreciation	182	188	370

Branch office contribution margin	$12,088	$2,129	$14,217

	Twelve Months Ended September 30, 2006	Twelve Months Ended September 30, 2005
Total profit for reportable segments	$14,030	$14,217

Corporate, general and administrative	(21,063)	(21,692)
Corporate depreciation and amortization	(652)	(627)
Provision for insurance recoveries	(2,431)	—
Interest income	2,248	212
Interest expense	(564)	(2,481)
Loss on early extinguishment of debt	(837)	—
Other income	54	65

Loss from continuing operations, before income tax benefit	$(9,215)	$(10,306)

	Nursing	PPEC	Consolidated Total
Three Months Ended September 30, 2006
Net revenue	$29,045	$2,851	$31,896

Costs of goods and services (exclusive of depreciation shown separately below)

Nursing and therapist salaries, wages, benefits and supplies	19,567	156	19,723
Pharmacy product and supplies	—	—	—
Disposables/Supplies	13	7	20

Total cost of goods and services	19,580	163	19,743
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	3,618	1,439	5,057
Business Insurance	858	87	945
Overhead	1,478	513	1,991

Total operating costs and expenses	5,954	2,039	7,993
Provision for doubtful accounts	24	40	64
Depreciation	55	65	120

Branch office contribution margin	$3,432	$544	$3,976

Three Months Ended June 30, 2006

Net revenue	$27,582	$2,746	$30,328

Costs of goods and services (exclusive of depreciation shown separately below)
Nursing and therapist salaries, wages, benefits and supplies	18,228	145	18,373
Pharmacy product and supplies	—	—	—
Disposables/Supplies	12	10	22

Total cost of goods and services	18,240	155	18,395
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	3,631	1,528	5,159
Business Insurance	1,112	105	1,217
Overhead	1,444	437	1,881

Total operating costs and expenses	6,187	2,070	8,257
Provision for doubtful accounts	59	(62)	(3)
Depreciation	45	46	91

Branch office contribution margin	$3,051	$537	$3,588

	Three Months Ended September 30, 2006	Three Months Ended June 30, 2006
Total profit for reportable segments	$3,976	$3,588

Corporate, general and administrative	(5,415)	(5,114)
Corporate depreciation and amortization	(166)	(167)
Provision for insurance recoveries	(2,431)	—
Other income	—	46
Interest income	581	656

Loss from continuing operations, before income tax benefit	$(3,455)	$(991)